UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Cousins Properties, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 9, 2006
To our Stockholders:
The Annual Meeting of Stockholders of Cousins Properties Incorporated (the “Company”) will be held on Tuesday, May 9, 2006, at 11:00 a.m. local time at The Inforum, 250 Williams Street, Atlanta, Georgia 30303. The purposes of the meeting are:
(1)	To elect ten Directors;

(2)	To approve an amendment to the 1999 Incentive Stock Plan (the “Plan”) to increase the number of shares of common stock available under the Plan by 870,000 shares;

(3)	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2006; and

(4)	To transact such other business as may properly come before the meeting.
All holders of record of common stock at the close of business on March 24, 2006 are entitled to vote at the meeting and any postponements and adjournments of the meeting.
By Order of the Board of Directors,
ROBERT M. JACKSON
Corporate Secretary
Atlanta, Georgia
April 4, 2006
Whether or not you expect to attend the Annual Meeting, you are urged to vote, date, sign and return the enclosed proxy in the enclosed postage paid envelope. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

COUSINS PROPERTIES INCORPORATED
2500 Windy Ridge Parkway, Suite 1600
Atlanta, Georgia 30339
PROXY STATEMENT
General Information
This Proxy Statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our Annual Meeting of Stockholders. Our Annual Meeting will be held on Tuesday, May 9, 2006, at 11:00 a.m., local time, at The Inforum, 250 Williams Street, Atlanta, Georgia 30303. The proxy is solicited by our Board of Directors. This Proxy Statement and proxy card are first being sent to holders of our common stock on or about April 4, 2006.
Why am I receiving this Proxy Statement and proxy card?
You are receiving this Proxy Statement and proxy card because you owned shares of Cousins Properties Incorporated common stock on March 24, 2006. This Proxy Statement describes issues on which we would like you to vote at our Annual Meeting. It also gives you information on these issues so that you can make an informed decision.
What is a proxy?
It is your legal designation of another person to vote the stock you own. That other person is called a proxy. The written document in which you designate that person is called a proxy or a proxy card. Three of our directors have been designated as proxies for the 2006 Annual Meeting of Stockholders. These directors are Thomas G. Cousins, Richard W. Courts, II and William Porter Payne.
Who is entitled to vote?
Holders of our common stock at the close of business on March 24, 2006 are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting. March 24, 2006 is referred to as the record date.
To how many votes is each share of common stock entitled?
Holders of our common stock are entitled to one vote per share.
What is the difference between a stockholder of record and a stockholder who holds common stock in “street name”?
If your shares of common stock are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in “street name”.
How do I vote?
Common stockholders of record may vote by mail. Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Stockholders also may attend the meeting and vote in person. If you hold your shares of common stock through a bank or broker, please refer to your proxy card or the information forwarded by your bank or broker to see the voting options that are available to you.
Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you hold your shares of common stock in street name, you must obtain a legal proxy from your bank or broker to be able to vote in person at the Annual Meeting.

What if I change my mind after I return my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:
•	sending written notice of revocation to our Corporate Secretary at 2500 Windy Ridge Parkway, Suite 1600, Atlanta, Georgia 30339-5683;

•	submitting a subsequent proxy with a later date; or

•	voting in person at the Annual Meeting.
Attendance at the meeting will not by itself revoke a proxy.
On what items am I voting?
You are being asked to vote on three items:
•	the election of ten Directors;

•	the approval of an amendment to our 1999 Incentive Stock Plan to increase the number of shares of our common stock available under the Plan by 870,000 shares; and

•	the ratification of the appointment of Deloitte as the Company’s independent registered public accountants for the fiscal year ending December 31, 2006.
No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.
How may I vote for the nominees for election of Director, and how many votes must the nominees receive to be elected?
With respect to the election of Directors, you may:
•	vote FOR the election of all ten nominees for Director;

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominees; or

•	WITHHOLD AUTHORITY to vote for all ten nominees.
The ten nominees receiving the highest number of affirmative votes will be elected as Directors. This number is called a plurality. A vote withheld from a nominee for Director will be counted for purposes of establishing a quorum, but will have no effect on the outcome of the election of directors.
What happens if a nominee is unable to stand for election?
If a nominee is unable to stand for election, the Board may, by resolution, provide for a lesser number of Directors or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by proxies voted for the nominee unable to stand for election will be voted for the substitute nominee.
How may I vote for the approval of the amendment to the Plan and the ratification of the appointment of the independent registered public accountants, and how many votes must the proposals receive to pass?
With respect to the proposals to amend the Plan and to ratify the independent registered public accountants, you may:
•	vote FOR the proposals;

•	vote AGAINST the proposals; or

•	ABSTAIN from voting on the proposals.
The proposals must receive the affirmative vote of a majority of the shares present at the Annual Meeting either in person or by proxy to pass. Abstentions with respect to a proposal are counted for purposes of establishing a quorum, but will have no effect on the outcome of the vote.

How does the Board of Directors recommend that I vote?
The Board recommends a vote FOR the ten Director nominees, FOR the amendment to the Plan and FOR the ratification of the independent registered public accountants.
What happens if I sign and return my proxy card but do not provide voting instructions?
If you return a signed card but do not provide voting instructions, your shares of common stock will be voted FOR the ten nominees for Director, FOR the amendment to the Plan and FOR the ratification of the independent registered public accountants.
Will my shares be voted if I do not sign and return my proxy card?
If you are a common stockholder of record and you do not sign and return your proxy card or attend the Annual Meeting and vote in person, your shares will not be voted and will not count in deciding the matters presented for stockholder consideration in this Proxy Statement.
If your shares of common stock are held in “street name” through a bank or broker and you do not provide voting instructions before the Annual Meeting, your bank or broker may vote your shares on your behalf under certain circumstances. Brokerage firms have the authority under New York Stock Exchange (“NYSE”) rules to vote shares for which their customers do not provide voting instructions on routine matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.
The election of Directors and the ratification of the independent registered public accountants described in this Proxy Statement are routine matters. The amendment to the Plan described in this Proxy Statement is not a routine matter.
How many votes do you need to hold the Annual Meeting?
Shares of our common stock are counted as present at the Annual Meeting if the stockholder either is present and votes in person at the Annual Meeting or properly has submitted a proxy.
As of the record date, 50,730,633 shares of our common stock were outstanding and are entitled to vote at the Annual Meeting. Shares representing a majority of our issued and outstanding common stock as of the record date must be present at the Annual Meeting either in person or by proxy in order to hold the Annual Meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS
There are ten nominees for our Board of Directors this year. Our Directors are elected annually to serve until the next Annual Meeting and until their respective successors are elected. The Board has nominated the individuals named below for election as Directors at the Annual Meeting.
All of the Director nominees are currently members of the Board and were elected as Directors by the stockholders at the Annual Meeting in 2005, except for Mr. Harrison. Mr. Harrison was recommended as a nominee for Director to the Compensation, Succession, Nominating and Governance Committee by Mr. Bell, our President and Chief Executive Officer. Each Director nominee has consented to serve as a Director if so elected at the Annual Meeting.
Our Board of Directors currently consists of nine members. The Board has authorized an increase in its size to ten members, effective as of the date of the Annual Meeting, as permitted by our By-Laws.
Our Board of Directors recommends that you vote “FOR”
each of the nominees for Director.

		Director
Name	Age	Since	Information About Nominee
Thomas D. Bell, Jr.	56	2000	President, Chief Executive Officer, Vice Chairman of the Board of Directors and Chairman of the Executive Committee of the Company since January 2002. Special Limited Partner with Forstmann Little & Co. from January 2001 until January 2002; Worldwide Chairman and Chief Executive Officer of Young & Rubicam, Inc. from January 2000 to November 2000; President and Chief Operating Officer of Young & Rubicam, Inc. from August 1999 to December 1999; Chairman and Chief Executive Officer of Young & Rubicam Advertising from September 1998 to August 1999. Director of Regal Entertainment Group, AGL Resources, Inc., and the United States Chamber of Commerce, and a Trustee of Emory University Healthcare. Director of Lincoln National Corporation from 1988 to 2005.

Erskine B. Bowles	60	2003	President of the University of North Carolina since January 2006; Chairman of Erskine Bowles & Co., LLC since 2003; Senior advisor to Carousel Capital since 2002; Director of General Motors, Morgan Stanley and North Carolina Mutual Life Insurance Company. From March 2005 to August 2005, United Nations Under Secretary General, Deputy Special Envoy for Tsunami Recovery. From 1999 until 2001, Managing Director of Carousel Capital and Partner of Forstmann Little & Co., and from 1996 until 1998, served as White House Chief of Staff. Director of Merck & Co., VF Corporation and First Union Corporation from 1999 until 2001; Director of Wachovia Corporation in 2001; and Director of Krispy Kreme Doughnut Corporation in 2003.

Richard W. Courts, II	70	1985	Chairman of Atlantic Investment Company, a real estate development and investment company, for at least five years. Director of Genuine Parts Company; Trustee of STI Classic Funds and STI Classic Variable Trust. Director of SunTrust Bank, Atlanta Region, from 1977 to 2006.

Thomas G. Cousins	74	1962	Chairman of the Board of Directors of the Company. Served as Chief Executive Officer of the Company until January 2002 and has been employed by the Company since its

		Director
Name	Age	Since	Information About Nominee
			inception. Director Emeritus of Total System Services, Inc.; Trustee Emeritus of Emory University; Trustee of the High Museum of Art; Member of the Board of Georgia Research Alliance; Chairman and Trustee of the CF Foundation.

Lillian C. Giornelli	45	1999	Chairman and Chief Executive Officer of The Cousins Foundation, Inc. since March 1999. Trustee of The Cousins Foundation, Inc. for at least five years.

S. Taylor Glover	54	2005	President and Chief Executive Officer of Turner Enterprises, Inc., a privately held investment and management company, since March 2002. Prior to March 2002, for at least five years, Senior Vice President of the Private Client Group of Merrill Lynch.

James H. Hance, Jr.	61	2005	From 1994 through January 2005, Vice Chairman of Bank of America Corporation, a financial services holding company; Chief Financial Officer of Bank of America from 1988 to April 2004 and a Director from 1999 through January 2005. Director of Sprint Nextel, Duke Energy, EnPro Industries, Inc. and Rayonier, Inc., a lumber company. Director of Summit Properties, Inc. from 1994 to 2005.

William B. Harrison, Jr.	62	2006(1)	Chairman of the Board of JPMorgan Chase & Co since 2001. Chairman and Chief Executive Officer of JPMorgan Chase & Co. from November 30, 2001 to December 31, 2005. Director of Merck & Co., Inc.

Boone A. Knox	69	1969	For at least five years, Managing Partner of Knox, Ltd. and the Managing Trustee of the Knox Foundation. Trustee of Equity Residential Properties Trust and retired Chairman of Regions Bank of East Central Georgia.

William Porter Payne	58	1996	Partner of Gleacher Partners LLC since July 2000. Vice Chairman and Director of PTEK Holdings, Inc. from July 1998 to July 2000; Vice Chairman of Bank of America Corporation from February 1997 to July 1998. Served as President and Chief Executive Officer of the Atlanta Committee for the Olympic Games. Director of Jefferson Pilot Corporation, Anheuser Busch, Inc., Crown Crafts, Inc. and National Distributing Company Inc.

(1) Will begin serving in 2006, if elected as a Director at the Annual Meeting.
Ms. Giornelli is the daughter of Mr. Cousins. There are no other family relationships among our Directors, nominees for Director or Executive Officers.
Meetings of the Board of Directors and Director Attendance at Annual Meetings
Our Board of Directors held five meetings during 2005. Each Director attended at least 75% of the total number of meetings of the Board and any committees of which he or she was a member.
We typically schedule a Board meeting in conjunction with our Annual Meeting and expect that our Directors will attend, absent a valid reason. All Directors serving at the time of last year’s Annual Meeting attended the Annual Meeting.

Committees of the Board of Directors
Our Board has three standing committees – the Audit Committee, the Compensation, Succession, Nominating and Governance Committee and the Executive Committee.
Audit Committee. The current members of our Audit Committee are Mr. Courts, Mr. Glover and Mr. Knox. Mr. Knox is the Chairman of the Committee. The Audit Committee held nine meetings during 2005. All of the members of the Audit Committee are independent within the meaning of the SEC regulations, the listing standards of the NYSE and our Director Independence Standards. All of the members of the Audit Committee are financially literate within the meaning of the SEC regulations, the listing standards of the NYSE and the Company’s Audit Committee Charter. The Board has determined that Mr. Knox is an audit committee financial expert within the meaning of the SEC regulations and that he has accounting and related financial management expertise within the meaning of the NYSE listing standards.
     The primary responsibilities of our Audit Committee include:
•	deciding whether to appoint, retain or terminate our independent registered public accountants,

•	reviewing with the independent registered public accountants the audit plan and results of the audit engagement,

•	reviewing the scope and results of our internal auditing procedures and the adequacy of our financial reporting controls,

•	reviewing the independence of the independent registered public accountants, and

•	considering the reasonableness of and, as appropriate, approving the independent registered public accountants’ audit and non-audit fees.
Compensation, Succession, Nominating and Governance Committee. The current members of our Compensation, Succession, Nominating and Governance Committee are Mr. Bowles, Mr. Courts, Mr. Hance and Mr. Payne. Mr. Payne is the Chairman of the Committee. The Compensation, Succession, Nominating and Governance Committee held six meetings during 2005. All of the members of the Compensation, Succession, Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE and our Director Independence Standards.
The primary responsibilities of our Compensation, Succession, Nominating and Governance Committee include:
•	setting and administering the policies that govern executive compensation,

•	overseeing the Company’s management succession and development programs,

•	making recommendations regarding composition and size of the Board,

•	considering nominees for Director recommended by stockholders, and

•	reviewing qualifications of Board candidates and the effectiveness of incumbent directors.
Executive Committee. The members of our Executive Committee are Mr. Bell, Mr. Cousins and Mr. Courts. Mr. Bell is Chairman of the Committee. The Executive Committee may exercise all powers of the Board of Directors in the management of our business and affairs, except for those powers expressly reserved to the Board. The Executive Committee did not hold any meetings during 2005 but did take action by unanimous consent to approve the financing of certain assets and the sales price of certain assets.
Director Independence
In order to evaluate the independence of each director, our Board has adopted a set of Director Independence Standards as part of our Corporate Governance Guidelines. The Director Independence Standards are attached to this proxy statement as Annex A. They can also be found on the Investor Relations page of the Company’s Web site at www.cousinsproperties.com.
The Board has reviewed director independence under NYSE Rule 303A.02(a) and our Director Independence Standards. In performing this review, the Board considered all transactions and relationships between each director and the Company and its subsidiaries, affiliates, senior executives and independent registered public accountants, including those reported under “Certain Transactions” below. As a result of this review, the Board affirmatively determined that six of our nine directors currently serving on the board are independent. The independent directors are Messrs. Bowles, Courts, Glover, Hance, Knox and Payne. The Board also considered the independence of Mr. Harrison, a nominee for Director at the Annual Meeting. Based on this review, the Board determined that Mr. Harrison will be an independent director if he is elected to the Board.
Mr. Bell is not an independent director because of his employment as President and Chief Executive Officer of the Company. Mr. Cousins is not independent because of his employment with the Company. Ms. Giornelli is not independent because of a relationship between the Company and an immediate family member.
Our Audit Committee and our Compensation, Succession, Nominating and Governance Committee are composed solely of independent directors.
Executive Sessions of Non-Management Directors
Our non-management directors meet without management present at least two times each year, and our independent directors meet at least once per year. In January 2004, our Board named Mr. Payne as the Lead Director. He is responsible for presiding at meetings of non-management and independent directors.
Any stockholder or interested party who wishes to communicate directly with the Lead Director or the non-management directors as a group may do so by writing to: Cousins Properties Incorporated, 2500 Windy Ridge Parkway, Suite 1600, Atlanta, GA 30339-5683, Attention: Lead Director.
Corporate Governance
Our Board has adopted a set of Corporate Governance Guidelines for the Company. Our guidelines were recently amended to include a director resignation policy following a change in circumstance or independence and stock ownership guidelines for directors and executive officers. The Corporate Governance Guidelines are available on the Investor Relations page of our Web site at www.cousinsproperties.com. The charters of the Audit Committee and the Compensation, Succession, Nominating and Governance Committee are also available on the Investor Relations page of our Web site.
Our Board has adopted a Code of Business Conduct and Ethics (the “Ethics Code”), which applies to all officers, directors and employees. This Ethics Code reflects our long-standing commitment to conduct our business in accordance with the highest ethical principles. A copy of our Ethics Code is available on the Investor Relations page of our Web site at www.cousinsproperties.com. Copies of the Company’s Corporate Governance Guidelines, committee charters and Ethics Code are also available upon request to the Company at 2500 Windy Ridge Parkway, Suite 1600, Atlanta, Georgia 30339-5683, Attention: Pat Hickey, Vice President.
Any stockholder or interested party who wishes to communicate directly with our Board of Directors may do so by writing to Cousins Properties Incorporated Board of Directors, c/o Corporate Secretary, 2500 Windy Ridge Parkway, Suite 1600, Atlanta, Georgia 30339-5683. At each regular Board meeting, the Corporate Secretary will present a summary of any such communications received since the last meeting (excluding any communications that consist of advertising, solicitations or promotions of a product or service) and will make the communications available to the directors upon request.
Selection of Nominees for Director
Our directors take a critical role in guiding our strategic direction and overseeing our management. Our Board has delegated to the Compensation, Succession, Nominating and Governance Committee the responsibility for reviewing and recommending nominees for membership on the Board. Board candidates are considered based upon various criteria. Candidates must have integrity, accountability, judgment and perspective. In addition, candidates are chosen based on their leadership and business experience, as well as their ability to contribute toward governance, oversight and strategic decision-making.
The Compensation, Succession, Nominating and Governance Committee will consider director nominees proposed by stockholders. Any stockholder who wishes to recommend a prospective nominee for consideration by the Committee may do so by submitting the candidate’s name and qualifications in writing to Cousins Properties Incorporated Compensation, Succession, Nominating and Governance Committee, c/o Corporate Secretary, 2500 Windy Ridge Parkway, Suite 1600, Atlanta, Georgia 30339-5683.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth, as of February 1, 2006 unless otherwise noted, information regarding the beneficial ownership of our common stock by:
•	our Directors and nominees for Directors,

•	our Chief Executive Officer and the four other highest paid Executive Officers (the “Named Executive Officers”) as of the end of 2005,

•	the Directors and Executive Officers as a group, and

•	beneficial owners of more than 5% of our outstanding common stock.

	Number of Shares of Common Stock Beneficially Owned(1)
		Performance		Options
		Accelerated	Shares Held	Exercisable	Other Shares		Percent
	Restricted	Restricted	in Profit	within 60	Beneficially		of
Name	Stock(2)	Stock(3)	Sharing Plan	Days(4)	Owned		Class(5)
Thomas D. Bell, Jr	52,774	—	1,388	1,238,582	59,725		2.61%
Erskine B. Bowles	—	—	—	13,877	2,923		*
Richard W. Courts, II	—	—	—	70,440	2,159,947	(6)	4.39%
Thomas G. Cousins	—	36,880	572,316	47,597	7,480,128	(7)	16.04%
Lillian C. Giornelli	—	—	—	6,000	362,308	(8)	*
S. Taylor Glover	—	—	—	6,000	20,815		*
James H. Hance, Jr.	—	—	—	6,000	20,543		*
William B. Harrison, Jr. (14)	—	—	—	—	—		*
Boone A. Knox	—	—	—	70,440	286,009	(9)	*
William Porter Payne	—	—	—	70,440	31,979	(10)	*
Daniel M. DuPree	28,508	—	9,988	56,795	57,345		*
Joel T. Murphy	17,441	22,412	5,497	514,707	5,451	(11)	1.10%
Craig B. Jones	16,981	22,412	10,736	376,635	41,027	(12)	*
R. Dary Stone	9,847	20,000	2,210	163,660	81,892		*

Total for all Directors and
Executive Officers as a group (21 persons)	177,026	134,376	629,660	3,068,957	10,851,792	(13)	27.65%

*	Less than 1% individually

(1)	Based on information furnished by the individuals named in the table, includes shares for which the named person has sole voting or investment power or shared voting and investment power with his or her spouse. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial economic interest. Except as stated in the notes below, the persons indicated possessed sole voting and investment power with respect to all shares set forth opposite their names.

(2)	Represents shares of restricted stock awarded to certain Executive Officers. The restricted stock vests over four years, and the Executive Officers have the right to direct voting of, and to receive dividends on, the stock reflected in the table.

(3)	Represents shares of performance accelerated restricted stock (“PARS”) awarded to certain Executive Officers. The PARS grants will vest in November 2006. The Executive Officers have the right to direct voting of, and receive dividends on, the PARS reflected in the table.

(4)	Represents shares which may be acquired through stock options exercisable through April 1, 2006.

(5)	Based on 50,680,394 shares of common stock issued and outstanding as of February 1, 2006. Assumes that all options owned by the named individual and exercisable within 60 days are exercised. The total number of shares outstanding used in calculating this percentage also assumes that none of the options owned by other named individuals are exercised.
(6)	Includes a total of 2,078,626 shares as to which Mr. Courts shares voting and investment power. Of these shares (i) 387,751 shares are owned by the Courts Foundation for which Mr. Courts serves as a Trustee and as Chairman and (ii) 1,690,875 shares are owned by Atlantic Investment Company. By virtue of his position with Atlantic Investment Company, Mr. Courts may be deemed to have sole voting and investment power of the shares owned by Atlantic Investment Company. Does not include 12,309 shares owned by Mr. Courts’ wife, as to which Mr. Courts disclaims beneficial ownership.

(7)	Includes 624,011 shares as to which Mr. Cousins’ shares voting and investment power. Does not include 699,721 shares owned by Mr. Cousins’ wife, as to which Mr. Cousins disclaims beneficial ownership.

(8)	Includes 1,717 shares as to which Ms. Giornelli shares voting and investment power. Includes 44,878 shares held by Ms. Giornelli as custodian for her children. Does not include 4,092 shares held by the Estate of Lillian W. Cousins, for which Ms. Giornelli is executrix and as to which Ms. Giornelli disclaims beneficial ownership.

(9)	Includes 136,200 shares owned by the Knox Foundation, of which Mr. Knox is a trustee and chairman, 526 shares owned by BT Investments, a partnership of which Mr. Knox is a general partner, and 8,000 shares owned by Mr. Knox’s sister-in-law. Mr. Knox shares voting and investment power with respect to the 144,726 shares held by the Knox Foundation, BT Investments and Mr. Knox’s sister-in-law. Mr. Knox disclaims beneficial ownership of these144,726 shares.

(10)	Does not include 1,875 shares held by the Estate of John F. Beard, for which Mr. Payne’s wife is executrix and as to which Mr. Payne disclaims beneficial ownership.

(11)	Includes 5,451 shares owned jointly with Mr. Murphy’s wife, as to which voting and investment power are shared.

(12)	Includes 1,526 shares held by Mr. Jones as custodian for his minor children, as to which he disclaims beneficial ownership.

(13)	Includes 2,855,031 shares as to which Directors and Executive Officers share voting and investment power with others. Does not include 934,537 shares owned by spouses and other affiliates of Directors and Executive Officers, as to which such persons disclaim beneficial ownership.

(14)	Mr. Harrison is a nominee for Director. The table sets forth his stock ownership as of March 27, 2006.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following information is furnished with respect to our Named Executive Officers for 2005.

					Long-Term
		Annual Compensation			Compensation
				Other
Name, Age				Annual	Restricted	Securities
and				Compen-	Stock	Underlying	All Other Compen-
Principal Position	Year	Salary($)	Bonus($)	sation($)(1)	Awards($)(2)	Options(#)(3)	sation($)(4)
Thomas D. Bell, Jr., 56	2005	500,000	660,000	53,904	470,487	99,900	22,290
Vice Chairman of the	2004	500,000	660,000	—	1,016,600	149,500	55,676
Board, President and Chief	2003	250,000	480,000	—	724,800	791,901	556,430
Executive Officer

Daniel M. DuPree, 59	2005	350,000	380,000	—	254,853	54,000	22,290
Vice Chairman of	2004	350,000	385,000	—	547,400	80,500	21,790
Cousins(5)	2003	278,687	336,000	—	392,600	73,343	20,000

Joel T. Murphy, 47	2005	315,000	325,000	75,000	151,942	33,300	21,450
President — Retail Division	2004	315,000	287,500	—	340,952	50,500	20,950
	2003	300,000	249,600	—	239,784	44,792	20,450

Craig B. Jones, 55	2005	315,000	275,000	—	151,942	32,400	21,690
Executive Vice President	2004	315,000	275,000	—	328,440	48,500	21,190
and Chief Administrative	2003	300,000	216,000	—	230,124	42,988	20,690
Officer

R. Dary Stone, 52	2005	275,000	300,000	—	92,152	19,800	21,690
Vice Chairman of Cousins	2004	250,000	300,000	—	178,296	27,000	21,190
	2003	250,000	300,000	—	142,544	26,628	20,690

(1)	For Mr. Bell, represents the aggregate incremental cost of his personal use of the Company aircraft. The Company calculates aggregate incremental cost by multiplying the number of engine hours flown by the incremental hourly variable cost as determined by the Company. The incremental hourly variable cost is calculated using total engine hours flown during the year and total variable costs, including parts, repairs, maintenance and fuel. For Mr. Murphy, represents the amount reimbursed by the Company for a club membership. If no amount is reported, the aggregate amount of perquisites for the Named Executive Officer that year did not exceed $50,000 and is omitted in accordance with the SEC’s rules.

(2)	For 2005, represents the market value of restricted stock and restricted stock units (“RSUs”) granted on December 9, 2005. For 2004 and 2003, represents the market value of restricted stock granted on December 9, 2004 and December 10, 2003, respectively. The market value for each grant was determined by multiplying the number of shares or units awarded by the closing price of our common stock on the date of grant ($28.69 for 2005, $31.28 for 2004 and $30.20 for 2003).

The restricted stock vests over four years (25% on each of the four anniversary dates following the grant). The restricted stock grants were awarded under the 1999 Incentive Stock Plan.

The RSUs vest over four years (25% on each of the four anniversary dates following the grant). The value of each RSU is equal to the closing price on the NYSE of one share of common stock on the date payment of the award is due. Although RSUs track the value of our common stock, the award is settled solely in cash rather than shares of common stock. The RSUs were awarded under the 2005 Restricted Stock Unit Plan.

Dividends are paid on the restricted stock and an amount in cash equal to the cash dividend per share is generally payable on each RSU listed in the table. These dividends and dividend equivalent amounts are paid at the same rate and at approximately the same time as dividends paid to all common stockholders.

At December 31, 2005, the aggregate number and value of all unvested restricted stock, RSUs and PARS held by each Named Executive Officer were as follows:

	Aggregate Number of
	Restricted	Aggregate Number of	Aggregate Number	Total Value as of
Executive Officer	Shares Held	RSUs Held	of PARS Held	December 31, 2005*
Thomas D. Bell, Jr.	52,774	5,201	—	$1,640,693
Daniel M. DuPree	28,508	2,817	—	886,498
Joel T. Murphy	17,441	1,956	22,412	1,183,195
Craig B. Jones	16,981	1,679	22,412	1,162,338
R. Dary Stone	9,847	1,018	20,000	873,480

*	These values are based on the closing price of $28.30 of our common stock on the New York Stock Exchange on December 30, 2005.
(3)	In November 2004, we paid a special dividend of $7.15 per share to all common stockholders (the “2004 Special Dividend”). The record date for the 2004 Special Dividend was November 8, 2004. As provided for in the Company’s incentive stock plans, all options that were awarded before November 18, 2004 but were not exercised by that date were adjusted to account for the effect of the 2004 Special Dividend. The adjustment increased the number of options by approximately 22.2% and decreased the exercise price by approximately 18.2%.

In September 2003, we paid a special dividend of $2.07 per share to all stockholders (the “2003 Special Dividend”). The record date for the 2003 Special Dividend was September 15, 2003. As provided for in the Company’s incentive stock plans, all options that were awarded before September 15, 2003 but were not exercised by that date were adjusted to account for the effect of the 2003 Special Dividend. The adjustment increased the number of options by approximately 7.4% and decreased the exercise price by approximately 6.9%.

The number of options in the column have been revised to reflect the effect of the 2003 Special Dividend and the 2004 Special Dividend.

(4)	The components of All Other Compensation for 2005 are as follows:

	Profit Sharing Plan	Life Insurance
Name	Contribution($)	Premiums ($)
Thomas D. Bell, Jr.	21,000	1,290
Daniel M. DuPree	21,000	1,290
Joel T. Murphy	21,000	450
Craig B. Jones	21,000	690
R. Dary Stone	21,000	690
We maintain a Profit Sharing Plan for the benefit of all eligible employees. The annual contribution is determined by our Board of Directors and is allocated among eligible participants. Contributions become vested over a three-year period. Vested benefits are generally paid to participants upon retirement, but may be paid earlier in certain circumstances, such as death, disability or termination of employment.

(5)	On March 10, 2003, Mr. DuPree was elected Vice Chairman of the Company. He had previously been employed by us from 1992 until he resigned effective March 31, 2001. Fiscal year 2003 reflects compensation earned from March 10, 2003 to December 31, 2003. Mr. DuPree was not an employee of the Company from April 1, 2001 to March 9, 2003.

Option Grants In Last Fiscal Year
The following table sets forth certain information with respect to options granted to the Named Executive Officers for fiscal year 2005.

	Individual Grants
	Number of	Percent of Total	Exercise
	Securities	Options Granted	or Base
	Underlying Options	to Employees in	Price	Expiration	Grant Date
Name	Granted(1)(2)	Fiscal Year	($/share)	Date	Present Value(3)
Thomas D. Bell, Jr.	99,900	15%	$28.69	12/9/15	$373,626
Daniel M. DuPree	54,000	8%	28.69	12/9/15	201,960
Joel T. Murphy	33,300	5%	28.69	12/9/15	124,542
Craig B. Jones	32,400	5%	28.69	12/9/15	121,176
R. Dary Stone	19,800	3%	28.69	12/9/15	74,052

(1)	All options vest over a period of four years (25% on each of the first four anniversary dates following the option grant).
(2)	All options were granted at prices equal to the market value of the underlying stock on the date of grant.
(3)	The Black-Scholes option pricing model was used to determine the grant date present value. This model assumes a risk free rate of 6.74-year U.S. Government Obligations as of grant dates, at least 5-year closing price volatility, dividend rate based on the annual dividends paid and the average year-to-date stock price and an exercise period of 6.74 years. The value determined by this model was $3.74 per option. The actual value realized could differ.
Aggregated Option Exercises and Fiscal Year End Option Values
The following table sets forth certain information with respect to options exercised during 2005 and the value of unexercised options held by the Named Executive Officers at December 31, 2005.

			Number of Securities			Value of Unexercised
	# of Shares		Underlying Unexercised			In The-Money Options
	Acquired on	Value	Options at FY-End (#)			at FY-End ($)
Name	Exercise	Realized ($)	Exercisable/Unexercisable			Exercisable/Unexercisable(1)
Thomas D. Bell, Jr.	6,821	$70,677	926,747	/	772,101	$8,343,563	/	$5,179,898
Daniel M. DuPree	—	—	56,795	/	151,048	131,649	/	131,652
Joel T. Murphy	33,345	689,663	514,707	/	109,985	5,502,376	/	248,474
Craig B. Jones	52,583	639,409	376,635	/	106,683	3,592,187	/	245,226
R. Dary Stone	133,505	1,361,297	163,660	/	61,570	1,296,557	/	131,827

(1)	Values were calculated by subtracting the exercise price for the options from the closing market price of the stock on December 30, 2005 ($28.30).

Committee Report on Compensation
The Compensation, Succession, Nominating, and Governance Committee (the “Governance Committee”) of the Company’s Board of Directors (the “Board”) is responsible for evaluating and recommending to the Board salaries and other compensation of certain executives, including the Chief Executive Officer. Each of the four members of the Governance Committee is an independent director under the New York Stock Exchange listing requirements and the Company’s Director Independence Standards. The Governance Committee’s function is more fully described in its charter, which has been approved by the Board. The charter can be viewed at the investor relations page on the Company’s Web site at www.cousinsproperties.com. The Governance Committee met six times during 2005.
Cousins’ Executive Compensation Philosophy
In order to attract and retain a highly motivated, performance-driven executive management team, the Company provides a competitive compensation program that rewards executives commensurate with corporate, business unit, and individual performance. Our compensation philosophy incorporates three components: base salary, an annual cash bonus opportunity, and a long-term incentive (“LTI”) component. These three components comprise total direct compensation (“TDC”). Each component is described in more detail below.
In general, our goal is to establish TDC targets for our executive officers that are competitive with the executive officers of peer real estate companies. This peer group includes those real estate companies with similar business strategies and asset classes. If appropriate, a separate peer group of companies having a total market capitalization comparable to the Company’s is also utilized.
The Governance Committee uses outside compensation consultants to provide information and advice on competitive compensation practices with regard to the compensation paid to our executives. Biennially, the Governance Committee engages an outside compensation consultant to conduct a comprehensive compensation review of all components of TDC, using data from peer companies described above. Such a review was completed in 2005 and, after analyzing the consultant’s findings, the Governance Committee concluded that the Company’s TDC packages are generally competitive with market practices for most executives in comparison with other companies in the peer groups.
Compensation Components for Executive Officers
Base Salaries
The Company has an established a salary structure by individual position using a range between the 50th and 75th percentiles of the market. The market is determined by benchmarking against a peer group of real estate companies as described above. The Company does not routinely grant an annual merit increase to an executive unless the executive’s job or scope of responsibilities changes. However, adjustments to salaries are made based on the biennial compensation study and an individual’s experience and qualifications. Annual increases were approved in December of 2005 and effective in January of 2006.
Annual Cash Bonus Compensation
To provide a direct link between annual Company objectives and performance, the Governance Committee sets annual cash bonus targets. These targets are set to be between the 50th and 75th percentiles of the peer companies described previously. The Governance Committee approved bonus targets for 2005 at its December 2004 meeting. The Governance Committee considered the advice of the compensation consultants in establishing the cash bonus targets.
The Governance Committee also sets performance goals for each year that reflect specific financial and operating objectives for the Company and its respective business units for that year. In 2005, bonus targets were based on the achievement of the following five performance goals: Funds from Operations (“FFO”) per share, percent leased, investments, profits from lot and tract sales, and cost controls. For each Division of the Company and for the corporate group of the Company, each goal was assigned a percentage, and each goal was assigned a specific target

(with certain goals not applicable to particular business units because of the nature of their activities). The Governance Committee considered these to be aggressive goals. Each executive officer is evaluated based upon his or her assessed contribution to the Company’s achievement of these goals during the year.
At its December 2005 meeting, after a review of the performance for 2005 of the Company’s Divisions and its corporate group, the Governance Committee determined that annual bonuses for 2005 be awarded as follows: (i) the Retail and Land Divisions were awarded 125% of target; and (ii) the Office/Multi-Family and Industrial Divisions and the corporate group were awarded at 100% of target. The bonuses were paid in December 2005, with additional bonuses being paid to 4 officers in February 2006. At its December 2005 meeting, the Governance Committee also approved annual bonus target amounts for 2006 for each executive officer. Such amounts were adopted based upon the contribution of the individual executive officers to the performance of the Company and consistent with competitive data.
At its February 2006 meeting, the Governance Committee set performance goals for 2006 based on the same five performance goals used in 2005: FFO per share, percent leased, investments, profits from lot and tract sales, and cost controls. For each Division and the corporate group, each goal was assigned a percentage, and each goal was assigned a specific target (with certain goals not applicable to particular business units because of the nature of their activities). As with the 2005 goals, the Governance Committee considers these to be aggressive goals.
LTI Compensation
The Company awards LTI in the form of grants of options, restricted stock and restricted stock units. The primary goal of the LTI component of the Company’s compensation structure is to align the financial interests of our executives with those of our shareholders. The Governance Committee annually sets LTI targets between the 50th and 75th percentiles of our peer groups described previously.
LTI is awarded based upon the satisfaction of performance goals tied to Total Shareholder Return (“TSR”). Specifically, prior to 2006 the Governance Committee evaluated TSR based upon achieving targeted shareholder returns over time and achieving shareholder returns over time which exceed the Morgan Stanley REIT Index. At its December 2005 meeting, the Governance Committee reviewed relevant TSR performance while taking into consideration all relevant performance data for 2005, including the commencement of over $400 million in new development projects. Based upon this review, the Governance Committee determined that LTI awards for 2005 be granted at 90% of target. LTI awards were granted on December 9, 2005, using a combination of options, restricted stock and restricted stock units.
At its February 2006 meeting, the Governance Committee revised the performance goals for LTI awards to include Company investment and value creation over time and other standards from time to time deemed appropriate by the Governance Committee, as well as TSR goals over time.
LTI Components
The Company utilizes stock option awards to executives to emphasize the objective of increasing shareholder value, to encourage share ownership for management, to establish commonality of interests and to align management’s interests with shareholder value creation. Options vest ratably over the four-year period beginning on the grant date.
The Company utilizes restricted stock awards to provide compensation that promotes the long-term financial interest of the Company, by creating both real ownership that encourages senior executives to think and act like shareholders and a competitive retention vehicle. Similarly, restricted stock units (“RSUs”) provide the same incentives and benefits. An RSU is essentially the economic equivalent of a share of restricted stock, the difference being that upon vesting of an RSU, it is settled in cash. Both restricted stock and RSUs vest ratably over a four-year period following the grant.
The Governance Committee has, on occasion, issued restricted stock with different conditions from the typical awards described above in circumstances where the awards are intended to constitute performance awards and to facilitate retention of key employees. Such awards have contained accelerated vesting provisions based upon established performance hurdles.

In 2005, the Governance Committee made a commitment to our shareholders that until the end of 2007 it will not award to employees in a fiscal year an aggregate number of shares subject to options or others awards settled in stock (whether under the Company’s 1999 Incentive Stock Plan or other plans not approved by the shareholders) greater than 2%, on average over such period, of the number of common shares of the Company’s stock that the Governance Committee reasonably believes will be outstanding at the end of such fiscal year. For purposes of calculating the number of shares awarded in one year, each option granted counts as one share of stock and each restricted share awarded equates to four shares of common stock. However, because RSUs are settled in cash, they are not included in calculating the 2% limit.
Cousins’ Profit Sharing Plan
The Company maintains a Profit Sharing Plan for the benefit of its executive officers and all other eligible employees. The Governance Committee determines the Company’s annual contribution under the Profit Sharing Plan. At its December 2005 meeting, the Governance Committee directed that the Company make a profit sharing contribution in the amount of 10% of eligible compensation. The annual contribution is allocated among the Company’s eligible employees, subject to applicable Internal Revenue Code limitations. In 2005, the maximum allocation of these contributions to any participant was $21,000. In addition, at its December 2005 meeting, the Governance Committee also directed that the Company make a 3% contribution to certain employees not otherwise eligible for a contribution so as to maintain the Profit Sharing Plan’s tax-qualified status.
At December 31, 2005, 47.2% of the Profit Sharing Plan was invested in the Company’s Common Stock. Each employee has the right to self-direct his or her investments in the Profit Sharing Plan.
CEO Compensation
Thomas D. Bell, Jr. was the Chief Executive Officer of the Company during 2005, and he continues to serve in that capacity. In 2005, Mr. Bell was paid a base salary of $500,000. In evaluating the compensation of Mr. Bell for 2005 and establishing targets for 2006, the Governance Committee reviewed the performance of the Company for 2005, and concluded that Mr. Bell’s leadership was instrumental to the Company’s overall success, including the performance measures referred to above. In particular, the Governance Committee recognized Mr. Bell’s leadership role (i) in the development of the Terminus project, a mixed-use development in Atlanta’s Buckhead area, (ii) in the acquisition of the Gellerstedt Group, a multi-family development company, (iii) in commencing development of $230 million of additional new projects in 2005, and (iv) in continuing the successful implementation of the strategic vision for the Company.
Based on the considerations described herein, at its December 2005 and February 2006 meetings the Governance Committee:
•	awarded Mr. Bell an annual cash bonus for 2005 of $660,000 compared to a target bonus of $600,000.

•	awarded Mr. Bell 99,900 options, 16,399 restricted shares and 5,201 RSUs.

•	established Mr. Bell’s base salary for 2006 at $565,000 and his target bonus for 2006 at $695,000.

•	established Mr. Bell’s target LTI awards for 2006 at 139,000 options and 26,000 restricted shares or RSUs.
In addition to cash compensation and LTI awards, Mr. Bell receives certain perquisites, namely the use of the Company’s airplane. The Governance Committee believes that the relative difference between CEO compensation and the compensation of the Company’s other executives is consistent with such differences found in our peer group and our reference labor market.
Stock Ownership Guidelines
At its February 2006 meeting, the Governance Committee adopted stock ownership guidelines for its executive officers. Generally, these guidelines require the executive officers to maintain ownership of Company stock with a value equal to: (i) for the CEO, four times his or her annual base salary; (ii) for each Vice Chairman, three times his or her annual base salary; (iii) for each Division President and each Executive Vice President, two times his or her annual base salary, and (iv) for each other executive officer, his or her annual base salary.

Tax Deductibility under Section 162(m)
As noted, the Company’s compensation philosophy is based on the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limit on the deductibility of non-performance based compensation in excess of $1 million paid to each of its five most highly paid executive officers. The Governance Committee believes that the Company should be able to continue to manage the executive compensation program for officers so as to preserve the related federal income tax deductions. However, certain compensation in 2005, in particular vested restricted stock, does not qualify under Section 162(m). Nevertheless, the Governance Committee believes it is appropriate to provide competitive opportunities even though they may not be fully tax deductible in any given year. During 2006, the vesting of restricted stock and RSUs will not qualify as performance based and, as such, it is possible that the deduction for compensation paid to certain executive officers may be restricted to $1 million.
The foregoing report on compensation for 2005 is provided by the following directors, who constituted the Governance Committee.

February 20, 2006	William Porter Payne, Chairman
Erskine B. Bowles
Richard W. Courts, II
James H. Hance, Jr.
The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
Compensation Committee Interlocks and Insider Participation
Our Compensation, Succession, Nominating and Governance Committee consists of Mr. Courts, Mr. Bowles, Mr. Hance and Mr. Payne. None of these directors has any interlocking relationships required to be disclosed in this Proxy Statement.
Compensation of Directors
Each non-employee Director is paid (1) a $30,000 annual retainer, (2) $1,500 for each regular Board meeting and each regular Committee meeting in which he or she participates, and (3) $750 for each telephone Board meeting and each telephone Committee meeting in which he or she participates. In addition, each of the Chairman of the Audit Committee and the Chairman of the Compensation, Succession, Nominating and Governance Committee receives $5,000 per year for his service as chair of the committee.
On March 31 of each year, each non-employee Director that has served for the ten consecutive months immediately prior to March 31 receives an annual grant of options to purchase 6,000 shares of common stock under the 1999 Incentive Stock Plan. In addition, when a non-employee Director is first elected to our Board, the new Director receives a grant of options to purchase 6,000 shares of common stock under the 1999 Incentive Stock Plan. These options have a term of ten years, are exercisable upon grant and have an exercise price equal to the closing price of our common stock on the date of grant.

The following table shows the amounts paid to each non-employee Director for their service in 2005.

				Number of
				Securities
	Board and Committee	Board and Committee	Total Cash	Underlying Options
Director	Retainer($)	Meeting Fees($)	Compensation($)(1)	Granted(#)(2)
Erskine B. Bowles	$30,000	$12,750	$42,750	6,000
Richard W. Courts, II	31,800	23,250	55,050	6,000
Lillian C. Giornelli	30,000	7,500	37,500	6,000
S. Taylor Glover	30,000	13,500	43,500	6,000
James H. Hance, Jr.	30,000	12,750	42,750	6,000
Boone A. Knox	35,000	17,250	52,250	6,000
William Porter Payne	33,200	12,000	45,200	6,000

(1)	The 1999 Incentive Stock Plan provides that an outside Director may elect to receive our common stock in lieu of cash fees otherwise payable for services as a Director. The price at which these shares are issued is equal to 95% of the market price on the issuance date. In 2005, Messrs. Bowles, Courts, Glover, Hance and Payne and Ms. Giornelli elected to participate in this program. In lieu of some or all of the cash fees shown in the table, they received shares of our common stock as follows: Mr. Bowles — 1,641; Mr. Courts — 2,100; Ms. Giornelli — 1,389; Mr. Glover — 815; Mr. Hance — 543; and Mr. Payne — 1,731.

(2)	On February 8, 2005, Messrs. Glover and Hance joined the Board and received a grant of 6,000 options at an exercise price of $28.49 per share. On March 31, 2005, the non-employee Directors that had served for ten consecutive months received a grant of 6,000 options at an exercise price of $25.87 per share.
The Company pays or reimburses Directors for reasonable expenses incurred in attending Board and committee meetings. In conjunction with our March 2005 Board meeting, we invited Directors’ spouses to accompany Directors to Board-related events, for which we paid or reimbursed certain expenses. During 2005 we also provided certain Directors tickets to events in Atlanta that had an aggregate value of approximately $1,500.
During 2005, Mr. Cousins used the Company’s aircraft for personal use. Information about aircraft use is disclosed in “Certain Transactions.”

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board of Directors. The Audit Committee operates under a written charter which was last revised in January 2004. The full text of the revised charter is available on the Investor Relations page of the Company’s Web site at www.cousinsproperties.com.
Management has primary responsibility for financial statements and the reporting process, including the systems of internal controls, and has represented to the Audit Committee that the Company’s 2005 consolidated financial statements are in accordance with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee reviewed the financial statements contained in the Company’s Quarterly Reports on Form 10-Q, as well as the audited financial statements contained in the Company’s Annual Report on Form 10-K and discussed these financial statements with management and Deloitte, the Company’s independent registered public accountants.
The Audit Committee reviewed with Deloitte the matters required to be discussed under Statement of Auditing Standards No. 61 related to the 2005 audit. The Audit Committee also received written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1, and discussed with Deloitte their independence.
The Audit Committee met with Deloitte, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting for 2005.
The Audit Committee also met with the Company’s internal audit department, with and without management present, to discuss the results of their reviews and evaluations of the Company’s internal controls for 2005.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
March 13, 2006
Boone A. Knox, Chairman
Richard W. Courts, II
S. Taylor Glover
The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
We retained Deloitte as our independent registered public accountants for the years ended December 31, 2005 and December 31, 2004. Aggregate fees billed to us for the years ended December 31, 2005 and December 31, 2004 by Deloitte were as follows:

	Years Ended December 31
	2005	2004
Audit Fees(a)	$702,225	$707,709
Audit-Related Fees(b)	0	207,000
Tax Fees(c)	225,646	173,445

(a)	Includes fees for the annual audits of the Company’s financial statements, including the audit of management’s assessment of internal controls under the Sarbanes-Oxley Act of 2002, joint venture audits, audits of certain properties’ operating expenses, review of the Company’s quarterly financial statements and audit of the Company’s benefit plans.

(b)	For the year ended December 31, 2004, includes fees for assistance with management’s assessment of internal controls under the Sarbanes-Oxley Act of 2002 and for issuance of comfort letters in connection with our offering of preferred stock.

(c)	For the year ended December 31, 2005, includes $46,566 in fees for tax compliance and $179,080 in fees for tax consulting. For the year ending December 31, 2004, includes $41,200 in fees for tax compliance, and $132,245 in fees for tax consulting.
The Audit Committee determined that the provision of non-audit services by Deloitte is compatible with maintaining auditor independence.
As stated in its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided by the Company’s independent registered public accountants. Pre-approvals are generally provided for no more than one year at a time, typically identify the particular services or category of services to be provided and are generally subject to a budget or dollar limit. The Audit Committee Charter also provides that the Audit Committee may delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent registered public accountants, provided that the approvals are presented to the Audit Committee at its next scheduled meeting.

PROPOSAL 2 — AMENDMENT TO THE 1999 INCENTIVE STOCK PLAN
We are asking for your approval of an amendment to our 1999 Incentive Stock Plan (the “Plan”) to increase the number of shares of our common stock available for issuance under the Plan by 870,000 shares. Stockholders approved the initial adoption of the Plan in May 1999 and have approved amendments to the Plan each subsequent year.
Based on the recommendation of our Compensation, Succession, Nominating and Governance Committee as to appropriate compensation levels for our executives, including the appropriate use of stock-based grants and the levels of these grants, our Board has determined that it is in our best interests and the best interests of our stockholders to amend the Plan to increase the number of shares of our common stock available for issuance under the Plan by an additional 870,000 shares. Stockholder approval is being sought because the number of shares of our common stock available for issuance under the Plan cannot be increased without stockholder approval.
Proposed Amendment to the Plan
As of December 31, 2005, the Plan had 489,616 shares available for issuance. The proposed amendment to the Plan is to increase the number of shares of our common stock available for issuance under the Plan by 870,000 shares. If approved by our stockholders, this amendment will be effected through an amendment and restatement of the Plan effective as of May 9, 2006, a copy of which is attached to this Proxy Statement as Annex B.
Our Board of Directors recommends that you vote “FOR”
the proposed amendment to the Plan.
The Plan
The following discussion summarizes the material terms of the Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the Plan, as proposed to be amended and restated if the proposed amendment is approved.
Purpose
The primary purpose of the Plan is (1) to attract and retain key employees and outside directors, (2) to provide an incentive to key employees and outside directors to work to increase the value of our common stock and (3) to provide key employees and outside directors with a stake in our future which corresponds to the stake of each of our stockholders.
Administration
The Plan is administered by our Compensation, Succession, Nominating and Governance Committee (the “Governance Committee”). This Governance Committee is made up of two or more directors serving on our Board. Each director, while a member of the Governance Committee, must satisfy the requirements for a “non-employee” director under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). All grants under the Plan are evidenced by a certificate that incorporates such terms and conditions as the Governance Committee deems necessary or appropriate.
Coverage, Eligibility and Grant Limits
The Plan provides for the issuance of stock options (“Options”) and restricted stock (“Restricted Stock”) to certain key employees and to outside directors, for the issuance of stock appreciation rights (“SARs”) to certain key employees and for the issuance of shares of our common stock in lieu of cash to outside directors. A key employee is any employee of the Company, or any subsidiary, parent or affiliate of the Company, who has been designated by the Governance Committee and who, in the judgment of the Governance Committee acting in its absolute discretion, is a key to the success of one these entities. We estimate that there currently are approximately 133 such key employees. No key employee in any calendar year may be granted an Option to purchase more than 750,000 shares of our common stock or an SAR with respect to more than 750,000 shares of our common stock. In 2005, the Plan was amended to provide that after May 10, 2005 no more than 500,000 shares of our common stock shall be granted as Restricted Stock (or other full value awards) under the Plan.
Options
Under the Plan, either incentive stock options (“ISOs”), which are intended to qualify for special tax treatment under Code Section 422, or non-incentive stock options (“Non-ISOs”) may be granted to key employees by the Governance Committee, but ISOs can only be granted to key employees of the Company or a subsidiary or parent of the Company. Each Option granted under the Plan entitles the holder thereof to purchase the number of shares of our common stock specified in the grant at the option price specified in the related stock option certificate. The terms and conditions of each Option granted under the Plan will be determined by the Governance Committee, but no Option will be granted at an exercise price which is less than the fair market value of our stock as determined on the grant date in accordance with the Plan. In addition, if the Option is an ISO that is granted to a 10% stockholder of the Company, the option price may be no less than 110% of the fair market value of the shares of our stock on the grant date. No Option may be exercisable more than ten years from the grant date or, if the Option is an ISO granted to a 10% stockholder of the Company, it may not be exercisable more than five years from the grant date. Moreover, no participant may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000. The Plan was amended in 2005 to clarify that the Company may not exchange a new option for an old option.
Each outside director automatically is granted, effective as of the seventh day after the first day he or she serves as an outside director, a Non-ISO to purchase 6,000 shares of our common stock at an option price equal to the fair market value of our stock determined on the grant date in accordance with the Plan. Prior to May 10, 2005, each outside director was granted a Non-ISO as of the first day he or she serves as an outside director. The Plan was amended in 2005 to defer the effective date of this grant for administrative reasons. Each year after becoming a director, an outside director who is serving as such on March 31 of each calendar year and who has served as such for more than ten consecutive months automatically is granted a Non-ISO as of March 31 of such calendar year to purchase 6,000 shares of our common stock at an option price equal to the fair market value of our common stock as determined on the grant date in accordance with the Plan.
Stock Appreciation Rights
SARs may be granted by the Governance Committee to key employees under the Plan, either as part of an Option or as stand alone SARs. The terms and conditions for an SAR granted as part of an Option will be set forth in the related Option certificate while the terms and conditions for a stand alone SAR will be set forth in a related SAR certificate. SARs entitle the holder to receive an amount equal to the excess of the fair market value of one share of our common stock as of the date such right is exercised over the baseline price specified in the Option or SAR certificate (the “SAR Value”), multiplied by the number of shares of our common stock in respect of which the SAR is being exercised. The SAR Value shall be no less than the fair market value of a share of our common stock as determined on the grant date in accordance with the Plan.
Restricted Stock
Restricted Stock may be granted by the Governance Committee to key employees and outside directors under the Plan subject to such terms and conditions, if any, as the Governance Committee acting in its absolute discretion deems appropriate. The Governance Committee, in its discretion, may prescribe that a key employee’s or outside director’s rights in a Restricted Stock award will be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the key employee continue employment or the outside director continue service with us for a specified period or that the Company or the key employee achieve stated performance or other objectives. Each grant of Restricted Stock shall be evidenced by a certificate which will specify what rights, if any, a key employee or outside director has with respect to such Restricted Stock as well as any conditions applicable to the Restricted Stock.
Stock in Lieu of Cash
An outside director shall have the right to elect, in accordance with the procedures stated under the Plan, to receive our common stock in lieu of cash (based on 95% of current market value) as part of his or her compensation package with respect to all or a specific percentage of (1) any installment of his or her annual cash retainer fee as an outside director, (2) any fee payable in cash to him or her for attending a meeting of the Company’s Board of Directors or a committee of the Board and (3) any fee payable in cash to him or her for serving as the chairperson of a committee of the Board. Any election to receive the Company’s common stock in lieu of cash which was in effect under the Cousins Properties Incorporated Stock Plan for Outside Directors immediately before the effective date of the Plan shall remain in effect until revoked under the Plan. The Company shall have the right to issue the shares of our common stock which an outside director shall receive in lieu of any cash payment subject to a restriction that the outside director have no right to transfer such shares until the applicable holding period requirement, if any, set forth in the exemption under Rule 16b to Section 16(b) of the Exchange Act has been satisfied.
Non-transferability
No Option, SAR or Restricted Stock (absent the Governance Committee’s consent) is transferable by a key employee or an outside director other than by will or by the laws of descent and distribution, and any Option or SAR (absent the Committee’s consent) is exercisable during a key employee’s or outside director’s lifetime only by the key employee or outside director.
Change in Control
If (1) there is a change in control as defined in the Plan, (2) the Plan and the outstanding Options, SARs and Restricted Stock granted under the Plan are continued in full force or there is an assumption of the Plan or the assumption or substitution of the options, SARs and Restricted Stock granted under the Plan and (3) a key employee’s employment with us terminates or an outside director’s service with us terminates for any reason within the two-year period beginning on the date of the change in control, then any conditions on the exercise of outstanding options and SARs and any issuance and forfeiture conditions on Restricted Stock grants will expire on the date the key employee’s employment or the outside director’s service terminates. On the other hand, if there is a change in control and the Plan and the outstanding options, SARs and Restricted Stock are not continued in full force or there is no assumption of the Plan or assumption or substitution of the options, SARs and Restricted Stock granted under the Plan, then (1) any conditions on the exercise of outstanding options and SARs and any issuance and forfeiture conditions on restricted stock grants will expire on a date set by our Board of Directors which provides the key employee or outside director a reasonable opportunity to exercise the Options and SARs and to receive our common stock subject to the Restricted Stock grants before the change in control and (2) each then outstanding option, SARs and Restricted Stock grant may be unilaterally cancelled by the Board of Directors immediately before the date of the change in control.
Amending or Terminating the Plan
The Plan may be amended by the Board to the extent it deems necessary or appropriate (but any amendment relating to ISOs will be made subject to the limits of Code Section 422), and the Plan may be terminated by the Board at any time. The Board may not unilaterally modify, amend or cancel any Option, SAR or Restricted Stock previously granted without the consent of the holder of such Option, SAR or Restricted Stock or unless there is a dissolution or liquidation of the Company or a similar transaction, or, to the extent provided in the Plan, a change in control.
Adjustment of Shares
Capital Structure. The number, kind or class of shares of our common stock reserved for issuance under the Plan, the grant caps, the number, kind or class of shares of our common stock subject to Options or SARs granted under the Plan, and the option price of the Options and the SAR Value of the SARs, as well as the number, kind or class of shares of Restricted Stock granted under the Plan, shall be adjusted by the Governance Committee in an equitable manner to reflect any change in our capitalization.
Mergers. The Governance Committee, as part of any transaction described in Code Section 424(a), shall have the right to adjust (in any manner which the Governance Committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares of common stock reserved for issuance under the Plan, the number, kind or class of shares of our common stock underlying any Restricted Stock grants previously made under the Plan and any related grant and forfeiture conditions, and the number, kind or class of shares of stock subject to Option and SAR grants previously made under the Plan and the related option price of the Options and SAR Value of the SARs. In addition, the Governance Committee shall have the right to make (in any manner which the Governance Committee in its discretion deems consistent with Code Section 424(a)) Restricted Stock, Option and

SAR grants to effect the assumption of, or the substitution for, restricted stock, option and stock appreciation right grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.
Estimate of Benefits to Executive Officers
The number of Options, Restricted Stock and SARs that will be awarded to the Chief Executive Officer and the other Named Executive Officers pursuant to the Plan is within the discretion of the Governance Committee and is therefore not currently determinable. During 2005, the Chief Executive Officer and other Named Executive Officers were granted Options to purchase an aggregate of 239,400 shares of common stock and an aggregate of 39,068 shares of Restricted Stock. Mr. Bell, who served as the Chief Executive Officer in 2005, was granted 99,900 of these Options and 16,399 of the shares of Restricted Stock.
Federal Income Tax Consequences
The rules concerning the federal income tax consequences with respect to grants made pursuant to the Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including applicable proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.
ISOs. In general, a key employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the key employee will be required to treat an amount equal to the difference between the fair market value of our stock on the date of exercise over the exercise price as an item of adjustment in computing the key employee’s alternative minimum taxable income. If the key employee does not dispose of the common stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of exercise of the ISO, a subsequent disposition of the common stock will generally result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and the exercise price. We will not be entitled to any income tax deduction as a result of such disposition. We normally will not be entitled to take an income tax deduction at either the grant or the exercise of an ISO.
If the key employee disposes of the common stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and we will be entitled to an income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the lesser of (i) the excess of the fair market value of the common stock on the date of exercise over the exercise price or (ii) the amount realized upon disposition over the exercise price. Any gain in excess of such amount recognized by the key employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).
Non-ISOs. A key employee or an outside director will not recognize any taxable income upon the grant of a Non-ISO, and we will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the key employee or outside director generally will recognize ordinary income and we will be entitled to take an income tax deduction (provided we satisfy applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. However, if a key employee or outside director is subject to Section 16(b) of the Exchange Act and cannot sell the common stock purchased after the exercise of the Non-ISO without being subject to liability under such section, special tax rules address the time at which recognition of income occurs. Upon a subsequent sale of the stock by the key employee or outside director, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).
SARs. A key employee will recognize ordinary income for federal income tax purposes upon the exercise of an SAR under the Plan for cash, stock or a combination of cash and stock, and the amount of income that the key employee will recognize will depend on the amount of cash, if any, and the fair market value of the stock, if any, that the key employee receives as a result of such exercise. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee in the same taxable year in which the key employee recognizes such income, if we satisfy applicable federal income tax reporting requirements. Under the current guidance, we no longer view SARs granted under the Plan subject to the new rules on taxation of deferred compensation.
Restricted Stock. A key employee or outside director is not subject to any federal income tax upon the grant of Restricted Stock, nor does the grant of Restricted Stock result in an income tax deduction for us, unless the restrictions on the stock do not present a substantial risk of forfeiture or the stock is transferable, each within the meaning of Section 83 of the Code. In the year that the Restricted Stock is either no longer subject to a substantial risk of forfeiture or is transferable, the key employee or outside director will recognize ordinary income in an amount equal to the fair market value of the shares of common stock transferred to the key employee or outside director, generally determined on the date the Restricted Stock is no longer subject to a substantial risk of forfeiture, or is transferable, whichever comes first. If a key employee or outside director is subject to Section 16(b) of the Exchange Act and cannot sell the common stock without being subject to liability under such section after the date such common stock is no longer subject to a substantial risk of forfeiture or is transferable, such common stock will be treated as still subject to a substantial risk of forfeiture and non-transferable for six months after such date or until the date such common stock can be sold without any such liability, whichever comes first. If the Restricted Stock is forfeited, the key employee or outside director will recognize no gain.
Stock in Lieu of Cash. An outside director who elects to receive common stock in lieu of cash as compensation for certain director fees shall recognize ordinary income for federal income tax purposes equal to the fair market value of such common stock when such common stock is transferred to the outside director. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the outside director when the outside director recognizes such income.
PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Our Audit Committee has appointed Deloitte, our independent registered public accountants, to audit our consolidated financial statements for the year ending December 31, 2006 and to prepare a report on this audit, subject to approval by the Audit Committee of the fee estimate and the audit plan for such period. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.
We are asking our stockholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required by our bylaws, the Board is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders do not ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Our Board of Directors recommends that you vote “FOR”
the ratification of the independent registered public accountants.

EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about equity awards under our equity compensation plans at December 31, 2005.

	Number of Securities	Weighted-Average	Number of Securities Remaining
	to be Issued Upon	Exercise Price of	Available for Future Issuance
	Exercise of Outstanding	Outstanding	Under Equity Compensation
	Options, Warrants	Options, Warrants	Plans (Excluding Securities
	and Rights	and Rights	Reflected in Column A)
Plan Category	(Column A)	(Column B)	(Column C)
Equity compensation plans approved by security holders	6,177,073	$22.01	489,616
Equity compensation plans not approved by security holders	0	0	0

Total	6,177,073	$22.01	489,616

CERTAIN TRANSACTIONS
We are a 50% partner in a venture that owns a 50% interest in an airplane hangar. The other partner in the venture is an affiliate of Thomas G. Cousins, our Chairman of the Board. In 2005, the venture paid one-half of the expenses related to the hangar, the Company’s portion of which was approximately $77,000. The Company has airplane pilots on its payroll and has a fuel tank at its airplane hangar, for which the Company pays all expenses. Mr. Cousins reimburses the Company for his share of fuel and his use of the pilots, which totaled approximately $47,000 for 2005.
Mr. Cousins used the Company’s aircraft for personal use in 2005. The aggregate incremental cost to the Company in 2005 for such use was approximately $8,000. The Company calculates aggregate incremental cost by multiplying the number of engine hours flown by the incremental hourly variable cost as determined by the Company. The incremental hourly variable cost is calculated using total engine hours flown during the year and total variable costs, including parts, repairs, maintenance and fuel.
Periodically we rent Mr. Cousins’ hunting plantation for business purposes. In 2005, we paid $75,000 in rental fees, which we believe represented the fair value of the benefits we received.
We leased space to tenants in our office buildings where the leasing broker for the tenant was Richard W. Courts, IV, the son of Richard W. Courts, II, one of our Directors. These leases pay monthly leasing commissions to Richard W. Courts, IV, which, over the next nine years, will exceed $60,000 in the aggregate.
We have an agreement with SCL Management LTD, an entity controlled by R. Dary Stone, Vice Chairman of the Company. Pursuant to this agreement, we provide use of certain employees on a part-time basis for the benefit of SCL Management. In turn, SCL Management reimburses us for a portion of the salary and related benefits paid to these employees, based on the portion of the time spent by the employees for the benefit of SCL Management, or pays the Company commissions recognized from securing lease commitments. For 2005, SCL Management paid to us an aggregate of approximately $501,000 in commissions and $60,000 in reimbursements pursuant to this agreement.
Larry L. Gellerstedt III was the president of The Gellerstedt Group, a real estate advisor, owner and developer. We purchased The Gellerstedt Group in June 2005 and acquired the majority of their contracts and hired their employees. Mr. Gellerstedt became a Senior Vice President and President of the Office/Multi-Family Division of Cousins upon acquisition. In 2005, we recognized approximately $233,000 of development fees as a result of a contract acquired from The Gellerstedt Group, where Mr. Gellerstedt is a partial owner of the entity being developed. Additionally, we are a 72% partner in a venture, 905 Juniper Venture, LLC, and the 28% partner is a wholly-owned affiliate of Mr. Gellerstedt. We assumed development services of the 905 Juniper project upon acquisition of the contracts of The Gellerstedt Group. 905 Juniper Venture pays a development fee to us, which totaled approximately $212,000 in 2005. The Company consolidates the results of operations of the venture and records Mr. Gellerstedt’s effective share in minority interest, which totaled approximately $640,000 for 2005.
Carol Green Gellerstedt, wife of Larry L. Gellerstedt III, was retained as a consultant by The Gellerstedt Group. When we acquired this entity, we assumed her contract and paid consulting fees of $28,000 in 2005. We believe these consulting fees represent market rates for similar services performed. Mrs. Gellerstedt also has an office in the Company’s headquarters, which is provided to her as a part of her consulting arrangement. Additionally, Mrs. Gellerstedt purchased a condominium unit at the 905 Juniper project. This unit was purchased at market price, and the Company recognized approximately $36,000 of profit in 2005 from this sale.

COMPARISON OF FIVE — YEAR CUMULATIVE TOTAL RETURN
The following graph compares the five-year cumulative total return of Cousins Properties Incorporated Common Stock with the Hemscott Group Index, NYSE Market Index, S&P 500 Index and NAREIT Equity REIT Index. The Hemscott Group Index, formerly the CoreData Group Index, is published by Hemscott PLC and is comprised of publicly-held REITs. The graph assumes a $100 investment in each of the indices on December 31, 2000 and the reinvestment of all dividends.

	Dollar Value of $100 Investment at December 31,
	2000	2001	2002	2003	2004	2005
Cousins Common Stock	$100.00	$92.02	$99.08	$139.32	$179.66	$177.00
Hemscott Group Index	$100.00	$103.51	$100.54	$131.67	$175.01	$185.29
S&P 500 Index	$100.00	$88.12	$68.64	$88.33	$97.94	$102.75
NYSE Market Index	$100.00	$91.09	$74.41	$96.39	$108.85	$117.84
NAREIT Equity REIT Index	$100.00	$113.93	$118.29	$162.21	$213.43	$239.39
The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file certain reports with respect to their beneficial ownership of our stock. In addition, Item 405 of Regulation S-K requires us to identify each reporting person who failed to file on a timely basis reports required by Section 16(a) during the most recent fiscal year. Based upon information supplied to us, we believe that all reports were timely filed except that one of our executive officers, Forrest Robinson, inadvertently filed a late Form 4 relating to shares of common stock purchased pursuant to an individual dividend reinvestment arrangement.

FINANCIAL STATEMENTS
Our Annual Report on Form 10-K for the year ended December 31, 2005, including audited financial statements, is being mailed together with this Proxy Statement. The Annual Report on Form 10-K for the year ended December 31, 2005 does not form any part of the materials for solicitation of proxies.
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING OF STOCKHOLDERS
Stockholders who intend to submit proposals for consideration at our Annual Meeting of Stockholders in 2007 must submit such proposals to us no later than December 5, 2006 in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with that meeting. Any stockholder proposal to be considered at the 2007 Annual Meeting but not included in the proxy statement must be submitted in writing by February 19, 2007 or the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the meeting. Stockholder proposals should be submitted to Corporate Secretary, Cousins Properties Incorporated, 2500 Windy Ridge Parkway, Suite 1600, Atlanta, Georgia 30339-5683.
EXPENSES OF SOLICITATION
We will bear the cost of proxy solicitation. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, electronic mail, facsimile or mail by one or more of our employees. We also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to the beneficial owners of our stock.

ANNEX A
DIRECTOR INDEPENDENCE STANDARDS
The New York Stock Exchange (“NYSE”) requires listed companies to have a majority of independent directors. The NYSE standards regarding independence are set forth below in paragraphs (a) through (e). Each year, the Board will affirmatively determine whether a director has any material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and will disclose these determinations in its annual proxy statement.
A director will not be considered independent if:
(a)	the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company or any of its affiliates;
(b)	the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company or any of its affiliates, other than director and committee fees (including fees paid to the Chairman of the Board of Directors and the chairman of any committee of the Board of Directors) and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service;
(c)	(1) the director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (2) the director is a current employee of such a firm; (3) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (4) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s or any of its affiliates’ audit within that time;
(d)	the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s or any of its affiliates’ present executive officers at the same time serves or served on that company’s compensation committee;
(e)	the director is a current employee, or an immediate family member is a current executive officer, of any company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues (such payments and consolidated gross revenues to be measured based on reported figures for the last completed fiscal year); or
(f)	since the beginning of the Company’s last fiscal year, (i) there has been any transaction or series of similar transactions or (ii) there is a currently proposed transaction, to which the Company was or is to be a party, the amount of which exceeds $250,000 and in which the director, or any member of the director’s immediate family, had, or will have, a direct or indirect material interest; provided, however, that this paragraph (f) shall not apply to transactions governed by paragraph (e).
Notwithstanding the foregoing, if the Board affirmatively determines that a director who does not meet the standards in subsection (f) is nevertheless independent, the Board will provide an explanation of its determination in the Company’s annual proxy statement.
For purposes of these guidelines, the terms:
•	“Company” includes any parent or subsidiary in a consolidated group with Cousins Properties Incorporated.
•	“immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.
Annex A — 1

ANNEX B
COUSINS PROPERTIES INCOR PORATED 1999 INCENTIVE STOCK PLAN
(AS AMENDED AND RESTATED EFFECTIVE AS OF MAY 9, 2006)
§1
BACKGROUND AND PURPOSE
     The purpose of this Plan is to promote the interest of CPI by authorizing the Committee to grant Options and Restricted Stock to Key Employees and Directors and to grant Stock Appreciation Rights to Key Employees in order (1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee or Director to work to increase the value of Stock and (3) to provide each Key Employee or Director with a stake in the future of CPI which corresponds to the stake of each of CPI’s stockholders.
§2
DEFINITIONS
     2.1 Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with CPI or CREC under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.
     2.2 Board — means the Board of Directors of CPI.
     2.3 Change in Control — means (1) a “change in control” of CPI of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A for a proxy statement filed under Section 14(a) of the 1934 Act, (2) a “person” (as that term is used in Section 14(d)(2) of the 1934 Act) becomes after the effective date of this Plan the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly of securities representing 50% or more of the combined voting power for election of directors of the then outstanding securities of CPI, (3) the individuals who at the beginning of any period of two consecutive years or less constitute the Board cease for any reason during such period to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of such period, (4) the shareholders of CPI approve any dissolution or liquidation of CPI or any sale or disposition of 50% or more of the assets or business of CPI or (5) the shareholders of CPI approve a merger or consolidation to which CPI is a party (other than a merger or consolidation with a wholly-owned subsidiary of CPI) or a share exchange in which CPI shall exchange CPI shares for shares of another corporation as a result of which the persons who were shareholders of CPI immediately before the effective date of such merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange.
     2.4 Code — means the Internal Revenue Code of 1986, as amended.
     2.5 Committee — means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.
     2.6 CPI — means Cousins Properties Incorporated and any successor to such corporation.
2.7	CREC — means Cousins Real Estate Corporation and any successor to such corporation.
     2.8 Director — means any member of the Board who is not an employee of CPI or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of CPI.
     2.9 Fair Market Value — means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal under the New York Stock Exchange Composite Transactions quotation system (or under any successor quotation system) or, if Stock is no longer traded on the New York Stock Exchange, under the

Annex B — 1

quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee; or, (2) if no such closing price is available on such date, such closing price as so reported in accordance with § 2.8(1) for the immediately preceding business day; or, (3) if no newspaper or trade journal reports such closing price or if no such price quotation is available, the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.
     2.10 ISO — means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.
     2.11 Key Employee — means an employee of CPI, CREC, a Preferred Stock Subsidiary that has been designated by the Board as covered by this Plan, any Subsidiary of CPI or CREC, any Parent of CPI or CREC, or any Affiliate of CPI or CREC who has been designated by the Committee and who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of CPI, CREC, a Preferred Stock Subsidiary, a Subsidiary of CPI or CREC, a Parent of CPI or CREC or an Affiliate of CPI or CREC.
     2.12 1933 Act — means the Securities Act of 1933, as amended.
     2.13 1934 Act — means the Securities Exchange Act of 1934, as amended.
     2.14 Non-ISO — means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.
     2.15 Old Plans — means (1) the Cousins Properties Incorporated 1996 Stock Incentive Plan effective as of September 5, 1995, (2) the Cousins Properties Incorporated Stock Plan for Outside Directors and (3) the Cousins Properties Incorporated Stock Appreciation Right Plan.
     2.16 Option — means an ISO or a Non-ISO which is granted under § 7.
     2.17 Option Certificate — means the written certificate which sets forth the terms and conditions of an Option granted to a Key Employee or Director under this Plan.
     2.18 Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.
     2.19 Parent — means any corporation which is a parent corporation within the meaning of § 424(e) of the Code.
     2.20 Plan — means this Cousins Properties Incorporated 1999 Incentive Stock Plan as effective as of the date adopted by the Board in 1999 and as amended from time to time thereafter.
     2.21 Preferred Stock Subsidiary —means any entity in which CPI, CREC, any Parent of CPI or CREC, or any Affiliate of CPI or CREC owns capital stock or other equity interests representing the right to receive at least 50% of all dividends or distributions, as applicable, paid by such entity, regardless of whether such stock or other equity interest also entitles the holder thereof to 50% or more of the voting power of all outstanding capital stock or other equity interests of such entity.
     2.22 Restricted Stock — means Stock granted to a Key Employee under § 9.
     2.23 Restricted Stock Certificate — means the written certificate which sets forth the terms and conditions of a Restricted Stock grant to a Key Employee.
     2.24 Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.
     2.25 Stock — means $1.00 par value common stock of CPI.
     2.26 SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

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     2.27 Stock Appreciation Right — means a right to receive the appreciation in a share of Stock which is granted under § 8 either as part of an Option or independent of any Option.
     2.28 Stock Appreciation Right Certificate — means the written certificate which sets forth the terms and conditions of a Stock Appreciation Right which is granted to a Key Employee independent of an Option.
     2.29 Subsidiary — means a corporation which is a subsidiary corporation within the meaning of § 424(f) of the Code.
     2.30 Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either CPI, a Subsidiary of CPI or Parent of CPI.
§ 3
SHARES RESERVED UNDER PLAN
     There shall be 9,119,345 shares of stock authorized under this Plan, which represents an increase of 870,000 shares in addition to the 8,249,345 shares previously authorized for use under this Plan. Subject to the grant caps in § 6, all of the shares of Stock may be used in connection with Option grants, Restricted Stock grants, Stock grants and the payment of Stock Appreciation Rights in Stock. All such shares of Stock shall be reserved to the extent that CPI deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by CPI. Any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option, and any shares of Restricted Stock which are forfeited or canceled, thereafter shall again become available for use under this Plan, but any shares of Stock used to exercise an Option or to satisfy a withholding obligation shall not again become available for use under this Plan. A Stock Appreciation Right to be settled in shares of Stock shall be counted against the shares available under the Plan for the full number of shares with respect to which appreciation is measured, regardless of the number of shares issued upon settlement of the Stock Appreciation Right. No additional grants shall be made under the Old Plans if this Plan is approved by CPI’s shareholders.
§ 4
EFFECTIVE DATE
     The effective date of this amended and restated Plan shall be the date of its adoption by the Board, provided the shareholders of CPI (acting at a duly called meeting of such shareholders) approve such adoption within twelve (12) months of such effective date. Any Option or Restricted Stock or Stock Appreciation Right granted before such shareholder approval automatically shall be granted subject to such approval.
§ 5
COMMITTEE
     This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14, § 15 and § 16 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on CPI, on each affected Key Employee or Director and on each other person directly or indirectly affected by such action.
§ 6
ELIGIBILITY AND GRANT CAPS
     Only Key Employees who are employed by CPI, a Subsidiary of CPI or a Parent of CPI shall be eligible for the grant of ISOs under this Plan, and Key Employees and Directors shall be eligible for the grant of Non-ISOs and Restricted Stock under this Plan. Only Directors shall be eligible for the grant of Stock in lieu of cash under this Plan, and only Key Employees shall be eligible for the grant of Stock Appreciation Rights under this Plan. No Key Employee in any calendar year shall be granted an Option to purchase more than 750,000 shares of Stock or a

Annex B — 3

Stock Appreciation Right with respect to more than 750,000 shares of Stock. Further, after May 10, 2005, no more than 500,000 shares of Restricted Stock or other full value stock awards (those awards under the Plan other than Options or Stock Appreciation Rights) shall be issued to Key Employees and Directors under the Plan.
§ 7
OPTIONS
     7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees under this Plan from time to time to purchase shares of Stock. Each grant of an Option to a Key Employee shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO. The Committee shall have the right to grant a Non-ISO and Restricted Stock to a Key Employee at the same time and to condition the exercise of the Non-ISO on the forfeiture of the Restricted Stock grant.
     7.2 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.
     7.3 Grants to Directors. After May 10, 2005, each Director automatically shall be granted (without any further action on the part of the Committee) a Non-ISO under this Plan as of the seventh day after the day he first serves as a Director to purchase 6,000 shares of Stock at an Option Price equal to the Fair Market Value of a share of Stock on the date of such grant (on or prior to May 10, 2005, such grant was effective on the day he first serves as a Director). Thereafter, each Director who is serving as such on March 31 of each calendar year and who has served as such for more than ten consecutive months automatically shall be granted (without any further action on the part of the Committee) a Non-ISO under this Plan as of March 31 of such calendar year to purchase 6,000 shares of Stock at an Option Price equal to the Fair Market Value of a share of Stock on the date of such grant. Each Non-ISO granted under this Plan to a Director shall be evidenced by an Option Certificate, shall be exercisable in full upon grant and shall expire 90 days after a Director ceases to serve as such or, if earlier, on the tenth anniversary of the date of the grant of the Non-ISO. A Non-ISO granted to a Director under this § 7.3 shall conform in all other respects to the terms and conditions of a Non-ISO under this Plan, and no Director shall be eligible to receive an Option under this Plan except as provided in this § 7.3. A grant of a Non-ISO to a Director under this § 7.3 is intended to be granted in a manner which continues to allow such Director to be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of § 162(m) of the Code, and all Non-ISOs granted to Directors under this § 7.3 shall be construed to effect such intent. Finally, if the Committee in its discretion determines that a Director in his or her capacity as such performs substantial services for CPI in addition to the services customarily provided by Directors and he or she receives no additional cash compensation for providing such services, the Committee shall have the discretion to grant a Non-ISO under this Plan, or more than one Non-ISO under this Plan, to such Director subject to the same terms and conditions as the Committee can grant a Non-ISO under this Plan to a Key Employee.
     7.4 Option Price. The Option Price for each share of Stock subject to an Option which is granted to a Key Employee shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee or in any combination of cash, check and such Stock. The Option Price in addition may be paid through any broker facilitated cashless exercise procedure acceptable to the Committee or its delegate. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee or its delegate.
     7.5 Exercise Period. Each Option granted under this Plan to a Key Employee shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option granted to a Key Employee exercisable on or after the earlier of
(1)	the date such Option is exercised in full, or

Annex B — 4

(2)	the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

(3)	the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.
An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee has terminated for any reason whatsoever, including death or disability.
§ 8
STOCK APPRECIATION RIGHTS
     8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant a Stock Appreciation Right to a Key Employee under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.
     8.2 Terms and Conditions.
     (a) Stock Appreciation Right Certificate. If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock to which the Key Employee has the right to appreciation and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.
     (b) Option Certificate. If a Stock Appreciation Right is evidenced by an Option Certificate, the SAR Value for each share of Stock subject to the Stock Appreciation Right shall be the Option Price for the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.
     8.3 Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock subject to such Stock Appreciation Right exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee upon the exercise of his or her Stock Appreciation Right shall receive a payment from CPI in cash or in Stock, or in a combination of cash and Stock, and any payment in Stock shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.
§ 9
RESTRICTED STOCK
     9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock to Key Employees and Directors under this Plan from time to time and, further, shall have the right to make new Restricted Stock grants in exchange for the cancellation of an outstanding Restricted Stock grant to such Key Employee or Director. Each Restricted Stock grant shall be evidenced by a Restricted Stock Certificate, and each Restricted Stock Certificate shall set forth the conditions, if any, under which the grant will be effective and the conditions under which the Key Employee’s or Director’s interest in the underlying Stock will become nonforfeitable.

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     9.2 Effective Date. A Restricted Stock grant shall be effective (1) as of the date set by the Committee when the grant is made or, (2) if the grant is made subject to one, or more than one, condition, as of the date such conditions have been timely satisfied.
     9.3 Conditions.
     (a) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Restricted Stock to a Key Employee or Director subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, and the related Restricted Stock Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Restricted Stock grant shall be issued in the name of a Key Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by CPI pending the satisfaction of the forfeiture conditions, if any, under § 9.3(b) for the related Restricted Stock grant.
     (b) Forfeiture Conditions. The Committee acting in its absolute discretion may make Restricted Stock issued in the name of a Key Employee or Director subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, including a condition which results in a forfeiture if a Key Employee or Director exercises a Non-ISO granted in tandem with his or her Restricted Stock grant, and the related Restricted Stock Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Key Employee’s or Director’s nonforfeitable interest in the shares of Stock underlying a Restricted Stock grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Restricted Stock grant shall be unavailable under § 3 after such grant is effective unless such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under § 3 as of the date of such failure.
     9.4 Dividends and Voting Rights. Each Restricted Stock Certificate shall specify what rights, if any, a Key Employee or Director shall have with respect to the Stock issued in his or her name, including rights to dividends and to vote, pending the forfeiture of such Stock or the lapse of each forfeiture condition, if any, with respect to such Stock. Furthermore, the Committee may grant dividend equivalent rights on Restricted Stock while such Stock remains subject to an issuance condition under § 9.3(a) under which a cash equivalent to a dividend shall be paid when a dividend is paid, and any such dividend equivalent right shall be set forth in the related Restricted Stock Certificate.
     9.5 Satisfaction of Forfeiture Conditions; Provision for Income and Excise Taxes. A share of Stock shall cease to be Restricted Stock at such time as a Key Employee’s or Director’s interest in such Stock becomes nonforfeitable under this Plan, and the certificate representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter. The Committee acting in its absolute discretion shall have the power to authorize and direct the payment of a cash bonus (or to provide in the terms of the Restricted Stock Certificate for CPI to make such payment) to a Key Employee or Director to pay all, or any portion of, his or her federal, state and local income tax liability which the Committee deems attributable to his or her interest in his or her Restricted Stock grant becoming nonforfeitable and, further, to pay any such tax liability attributable to such cash bonus.
     9.6 Section 162(m). Except where the Committee deems it in the best interests of CPI, the Committee shall use its best efforts to grant Restricted Stock either (1) subject to at least one condition which can result in the Restricted Stock qualifying as “performance-based compensation” under § 162(m) of the Code if the shareholders of CPI approve such condition and the Committee takes such other action as the Committee deems necessary or appropriate for such grant to so qualify under § 162(m) or (2) under such other circumstances as the Committee deems likely to result in an income tax deduction for the grant.
§ 10
STOCK IN LIEU OF CASH
     10.1 Election. Each Director shall have the right on or after the effective date of this Plan to elect (in accordance with § 10.2) to receive Stock in lieu of cash as part of his or her compensation package with respect to all or a specific percentage of:
(a)	any installment of his or her annual cash retainer fee as a Director;

Annex B — 6

(b)	any fee payable in cash to him or to her for attending a meeting of the Board or a committee of the Board; and

(c)	any fee payable in cash to him or to her for serving as the chairperson of a committee of the Board.
     Any election to receive Stock in lieu of cash which was in effect under the Cousins Properties Incorporated Stock Plan for Outside Directors immediately before the effective date of this Plan shall remain in effect under this Plan until revoked under § 10.2.
     10.2 Election and Election Revocation Procedure. An election by a Director under § 10.1 to receive Stock in lieu of cash shall be made in writing and shall be effective as of the date the Director delivers such election to the Secretary of CPI. An election may apply to one, or more than one, cash payment described in § 10.1. After a Director has made an election under this § 10.2, he or she may elect to revoke such election or may elect to revoke such election and make a new election. Any such subsequent election shall be made in writing and shall be effective as of the date the Director delivers such election to the Secretary of CPI. There shall be no limit on the number of elections which a Director can make under this § 10.2.
     10.3 Number of Shares. The number of shares of Stock which a Director shall receive in lieu of any cash payment shall be determined by CPI by dividing the amount of the cash payment which the Director has elected under § 10.1 to receive in the form of Stock by 95% of the Fair Market Value of a share of Stock (1) on the date of a regular quarterly Board meeting with respect to shares of Stock to be issued for fees earned on the date of such a meeting or (2) on the date of the next regular quarterly Board meeting with respect to shares of Stock to be issued for fees earned between regular quarterly Board meetings, and by rounding down to the nearest whole share of Stock. Such shares shall be issued to the Director as of the date of a regular quarterly Board meeting with respect to shares of Stock to be issued for fees earned on the date of such a meeting or on the date of the next regular quarterly Board meeting with respect to shares of Stock to be issued for fees earned between regular quarterly Board meetings.
     10.4 Insufficient Shares. If the number of shares of Stock available under this Plan is insufficient as of any date to issue the Stock called for under § 10.3, CPI shall issue Stock under § 10.3 to each Director based on a fraction of the then available shares of Stock, the numerator of which fraction shall equal the amount of the cash payment to the Director on which the issuance of such Stock was to be based under § 10.1 and the denominator of which shall equal the amount of the total cash payments to all Directors on which the issuance of such Stock was to be based under § 10.1. All elections made under this § 10 thereafter shall be null and void, and no further Stock shall be issued under this Plan with respect to any such elections.
     10.5 Restrictions on Shares. CPI shall have the right to issue the shares of Stock which a Director shall receive in lieu of any cash payment subject to a restriction that the Director have no right to transfer such Stock (except to the extent permissible under Rule 16b-3) for the six month period which starts on the date the Stock is issued or to take such other action as CPI deems necessary or appropriate to make sure that the Director satisfies the applicable holding period requirement, if any, set forth in Rule 16b-3.
§ 11
NONTRANSFERABILITY
     No Option, Restricted Stock or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by a Key Employee or an Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during a Key Employee’s or Director’s lifetime only by the Key Employee or Director. The person or persons to whom an Option or Restricted Stock or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Key Employee or Director.
§ 12
SECURITIES REGISTRATION
     Each Option Certificate, Restricted Stock Certificate and Stock Appreciation Right Certificate shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option or a Stock Appreciation Right or the satisfaction of the forfeiture conditions under a Restricted Stock Certificate, the Key Employee or Director shall, if so requested by CPI, hold such shares of Stock for investment and not with a view of resale or distribution to the

Annex B — 7

public and, if so requested by CPI, shall deliver to CPI a written statement satisfactory to CPI to that effect. As for Stock issued pursuant to this Plan, CPI at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Key Employee or Director under the 1933 Act or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Key Employee or Director; however, CPI shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Key Employee or Director.
§ 13
LIFE OF PLAN
     No Option, Restricted Stock or Stock Appreciation Right shall be granted under this Plan on or after the earlier of
(1)	the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Restricted Stock grants under this Plan have been forfeited or the forfeiture conditions, if any, on such Stock have been satisfied in full, or

(2)	the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or the payment in Stock upon the exercise of Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Restricted Stock granted under this Plan) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.
§ 14
ADJUSTMENT
     14.1 Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under § 3, the grant caps described in § 6, the annual grant described in § 7.3, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class of shares of Restricted Stock granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change (after the effective date of this Plan under § 4) in the capitalization of CPI, including, but not limited to, such changes as stock dividends or stock splits.
     14.2 Mergers. The Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3. Furthermore, the Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock underlying any Restricted Stock grants previously made under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) to make Restricted Stock, Option and Stock Appreciation Right grants to effect the assumption of, or the substitution for, restricted stock, option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such restricted stock, option or appreciation right grants.
     14.3 Fractional Shares. If any adjustment under this § 14 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Restricted Stock grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 14 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in “the number of shares reserved under § 3” within the meaning of § 16.

Annex B — 8

§ 15
CHANGE IN CONTROL
     15.1 Continuation or Assumption of Plan or Grants. If (1) there is a Change in Control of CPI on any date and this Plan and the outstanding Options, Stock Appreciation Rights and Restricted Stock granted under this Plan are continued in full force and effect or there is an assumption of this Plan or the assumption or substitution of the outstanding Options, Stock Appreciation Rights and Restricted Stock granted under this Plan in connection with such Change in Control and (2) (i) a Key Employee’s employment with CPI, CREC, a Preferred Stock Subsidiary that has been designated by the Board as covered by this Plan, any Subsidiary of CPI or CREC, any Parent of CPI or CREC, or any Affiliate of CPI or CREC terminates for any reason within the two-year period starting on the date of the Change in Control or (ii) a Director’s service on the Board terminates for any reason within the two-year period starting on the date of the Change in Control, then any conditions to the exercise of such Key Employee’s or Director’s outstanding Options and Stock Appreciation Rights and any then outstanding issuance and forfeiture conditions on such Key Employee’s or Director’s Restricted Stock automatically shall expire and shall have no further force or effect on or after the date his or her employment or service so terminates.
     15.2 No Continuation or Assumption of Plan or Grants. If there is a Change in Control of CPI on any date and this Plan and the outstanding Options, Stock Appreciation Rights and Restricted Stock granted under this Plan are not continued in full force and effect or there is no assumption of this Plan or the assumption or substitution of the Options, Stock Appreciation Rights and Restricted Stock granted under this Plan in connection with such Change in Control, (1) any conditions to the exercise of outstanding Options and Stock Appreciation Rights granted under this Plan and any then outstanding issuance and forfeiture conditions on Restricted Stock granted under this Plan automatically shall expire and shall have no further force or effect on a date selected by the Board which shall provide each Key Employee and Director a reasonable opportunity to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Restricted Stock grants before the date of the Change in Control and (2) each then outstanding Option, Stock Appreciation Right and Restricted Stock grant may be canceled unilaterally by the Board immediately before the date of the Change in Control.
§ 16
AMENDMENT OR TERMINATION
     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of CPI required under § 422 of the Code (1) to increase the number of shares of stock reserved under § 3 for ISO grants, or (2) to change the class of employees eligible for Options which are ISOs. The Board also may suspend the granting of Options or Stock Appreciation Rights or Restricted Stock under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option, Stock Appreciation Right or Restricted Stock granted before such suspension or termination unless (1) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of CPI or a transaction described in § 14 or § 15.
§ 17
MISCELLANEOUS
     17.1 Shareholder Rights. No Key Employee or Director shall have any rights as a shareholder of CPI as a result of the grant of an Option or a Stock Appreciation Right granted to him or her under this Plan or his or her exercise of such Option or Stock Appreciation Right pending the actual delivery of the Stock subject to such Option to such Key Employee or Director. Subject to § 9, a Key Employee’s or Director’s rights as a shareholder in the shares of Stock underlying a Restricted Stock grant which is effective shall be set forth in the related Restricted Stock Certificate.
     17.2 No Contract of Employment. The grant of an Option or a Stock Appreciation Right or Restricted Stock to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the related Option Certificate, Stock Appreciation Right Certificate, or Restricted Stock Certificate.
     17.3 Withholding. Each Option, Stock Appreciation Right and Restricted Stock grant shall be made subject to the condition that the Key Employee or Director consents to whatever action the Committee directs to

Annex B — 9

satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to the exercise of such Option or Stock Appreciation Right or the satisfaction of any forfeiture conditions with respect to Restricted Stock issued in the name of the Key Employee or Director. The Committee also shall have the right to provide in an Option Certificate, Stock Appreciation Right Certificate or a Restricted Stock Certificate that a Key Employee or Director may elect to satisfy federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan.
     17.4 Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Georgia. Finally, each term set forth in § 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.
     17.5 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Restricted Stock Certificate may require that a Key Employee or Director (as a condition to the exercise of an Option or a Stock Appreciation Right or a Restricted Stock grant) enter into any agreement or make such representations prepared by CPI, including any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or Restricted Stock grant or provides for the repurchase of such Stock by CPI under certain circumstances.
     17.6 Rule 16b-3. The Committee shall have the right to amend any Option, Restricted Stock or Stock Appreciation Right grant or to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.
     17.7 Loans. If approved by the Committee, CPI may lend money to, or guarantee loans made by a third party to, any Key Employee to finance the exercise of any Option granted under this Plan, and the exercise of an Option with the proceeds of any such loan shall be treated as an exercise for cash under this Plan. If approved by the Committee, CPI also may, in accordance with a Key Employee’s instructions, transfer Stock upon the exercise of an Option directly to a third party in connection with any arrangement made by the Key Employee for financing the exercise of such Option.
     IN WITNESS WHEREOF, CPI has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

COUSINS PROPERTIES INCORPORATED

By:

Annex B — 10

COUSINS PROPERTIES INCORPORATED
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
May 9, 2006
     The undersigned hereby appoints Thomas G. Cousins, Richard W. Courts, II and William Porter Payne, and each of them, proxies with full power of substitution for and in the name of the undersigned, to vote all shares of stock of Cousins Properties Incorporated which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held Tuesday, May 9, 2006, 11:00 a.m. local time, and at any adjournments thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement dated April 4, 2006, and upon any other business that may properly come before the meeting or any adjournments thereof.
     The proxies are directed to vote or refrain from voting pursuant to the Proxy Statement as follows and otherwise in their discretion upon all other matters that may properly come before the meeting or any adjournments thereof.
(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF
COUSINS PROPERTIES INCORPORATED
May 9, 2006
Please date, sign and mail your proxy card
in the envelope provided as soon as possible.
¯ Please detach along perforated line and mail in the envelope provided. ¯
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of ten Directors:		2.	Proposal to amend the 1999 Incentive Stock Plan to increase the number of shares available under the Plan by 870,000.

☐ FOR ALL NOMINEES	NOMINEES:
o Thomas D. Bell, Jr.
☐ WITHHOLD	o Erskine B. Bowles		FOR	AGAINST	ABSTAIN
AUTHORITY FOR ALL	o Richard W. Courts, II		☐	☐	☐
NOMINEES	o Thomas G. Cousins
	o Lillian C. Giornelli	3.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2006.
☐ FOR ALL EXCEPT	o S. Taylor Glover
(See instructions below)	o James H. Hance, Jr.
o William B. Harrison, Jr.
	o Boone A. Knox		FOR	AGAINST	ABSTAIN
	o William Porter Payne		☐	☐	☐

This proxy will be voted as directed. If no direction is indicated, this proxy will be voted “FOR” the election of Directors and “FOR” Proposals 2 and 3.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated April 4, 2006.
Please vote, sign and date this proxy and promptly return it in the enclosed envelope whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

Signature of Stockholder                                                                    Date:
Signature of Stockholder                                                                     Date:
Note: Please sign exactly as your name or names appear on the Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a partnership, please sign in the partnership name by an authorized person.